Exhibit (a)(5)(A)

ASTA FUNDING, INC. ANNOUNCES COMMENCEMENT OF TENDER OFFER TO
PURCHASE UP TO 5,314,009 SHARES OF ITS COMMON STOCK

Englewood Cliffs, NJ (January 19, 2017)— Asta Funding, Inc. (NASDAQ: ASFI) (“Asta” or the “Company”) announced today the commencement of a self-tender offer to purchase for cash up to 5,314,009 shares of its common stock at a purchase price of $10.35 per share, less applicable withholding taxes and without interest. The NASDAQ closing price of Asta’s common stock on January 18, 2017, was $10.20 per share.

The tender offer will expire on February 15, 2017, at 5:00 p.m., New York City time, unless the tender offer is extended or withdrawn by the Company. Tenders of shares must be made prior to the expiration of the tender offer and may be withdrawn at any time prior to the expiration of the tender offer, in each case in accordance with the procedures described in the tender offer materials that are being distributed to stockholders.

The Company is making the tender offer pursuant to the Settlement Agreement dated as of January 6, 2017, by and among the Company, The Mangrove Partners Master Fund, Ltd. (“Mangrove”) and certain of their respective affiliates (the “Settlement Agreement”), pursuant to which Mangrove and its affiliates will tender their 4,005,701 shares. The tender offer will reduce the number of shares in the public market.

Upon the terms and subject to the conditions of the tender offer, stockholders will receive the purchase price in cash, less any applicable withholding taxes and without interest, for shares properly tendered (and not properly withdrawn) at $10.35 per share. If more than 5,314,009 shares are tendered, the Company will purchase all tendered shares on a pro rata basis, subject to the conditional tender provisions described in the Offer to Purchase. Pursuant to the Settlement Agreement, Gary Stern (or his permitted assignees) has unconditionally agreed to purchase from Mangrove and its affiliates any shares owned by Mangrove and its affiliates that the Company did not purchase in the tender offer. The terms and conditions of the tender offer are set forth in an Offer to Purchase, Letter of Transmittal and related documentation that are being distributed to holders of the Company’s shares and have been filed with the U.S. Securities and Exchange Commission (the “SEC”). Stockholders whose shares are purchased in the tender offer will be paid the aggregate purchase price net in cash, less applicable withholding taxes and without interest, promptly after the expiration of the tender offer.

Asta will use a portion of its cash and cash equivalents on hand and securities available for sale to fund the purchase of shares in the tender offer. The tender offer is not conditioned upon obtaining financing or any minimum number of shares being tendered; however, the tender offer is subject to a number of other terms and conditions, which are specified in the Offer to Purchase.

The Company’s directors and executive officers have informed the Company of their intention not to tender any shares in the tender offer. Pursuant to the Settlement Agreement, Gary Stern and his affiliates who are party to the Settlement Agreement have also agreed not to tender any shares in the tender offer.

Innisfree M&A Incorporated will serve as information agent for the tender offer (the “Information Agent”) and American Stock Transfer & Trust Company, LLC will serve as depositary for the tender offer (the “Depository”). For more information about the tender offer, please contact Innisfree M&A Incorporated at (888) 750-5834.

While the Company’s Board of Directors authorized the tender offer, it has not made and will not be making, and none of the Company, the Company’s affiliates or subsidiaries, the Information Agent or the Depositary has made or is making, any recommendation to the Company’s stockholders as to whether to tender or refrain from tendering their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender. Stockholders are urged to discuss their decision with their tax advisors, financial advisors and/or brokers.

About Asta Funding, Inc.

Asta Funding, Inc. (NASDAQ:ASFI), headquartered in Englewood Cliffs, New Jersey, is a diversified financial services company that assists consumers and serves investors through the strategic management of four complementary business segments: Personal Injury Claims, Structured Settlements, Consumer Debt and Disability Advocacy. Founded in 1994 as a sub-prime auto lender, Asta now manages business units that include funding of personal injury claims through its wholly owned subsidiary, Simia Capital, LLC; structured settlements through its wholly owned subsidiary, CBC Settlement Funding LLC; acquiring and managing international distressed consumer receivables through its wholly owned subsidiary, Palisades Acquisitions LLC; and benefits advocacy through its wholly owned subsidiary, GAR Disability Advocates, LLC. For additional information, please visit our website at http://www.astafunding.com.

Cautionary Note Regarding Forward-Looking Statements

All statements in this news release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objectives of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor's willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2016, and other filings with the SEC. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.

Additional Information

The discussion of the tender offer contained in this press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any of the shares of the capital stock of Asta Funding or any other securities. The tender offer and the solicitation of Asta’s shares are made only pursuant to the Offer to Purchase, the related Letter of Transmittal and other related materials mailed or otherwise delivered to stockholders. STOCKHOLDERS SHOULD READ THOSE MATERIALS AND THE DOCUMENTS INCORPORATED THEREIN BY REFERENCE CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Asta has filed a Tender Offer Statement on Schedule TO (the “Tender Offer Statement”) with the SEC. The Tender Offer Statement, including the Offer to Purchase, the related Letter of Transmittal and other related materials, is also available to stockholders at no charge on the SEC’s website at www.sec.gov or from the information agent for the tender offer, Innisfree M&A Incorporated. Stockholders are urged to read those materials carefully prior to making any decisions with respect to the tender offer.

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